Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
January 23, 2020

Farmers and Merchants Bancshares, Inc.	Contact:	Mr. James R. Bosley, Jr.
4510 Lower Beckleysville Rd, Suite H		President
Hampstead, Maryland 21074		(410) 374-1510, ext.104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS EARNINGS FOR 2019 OF $4,560,804 OR $1.54 PER SHARE

HAMPSTEAD, MARYLAND (January 23, 2020) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent of Farmers and Merchants Bank (the “Bank”), announced that net income for the year ended December 31, 2019 was $4,560,804, or $1.54 per common share, compared to $4,712,676, or $1.61 per common share, in 2018. This was the second highest net income in the history of the Company and the Bank. The Company’s return on average equity during 2019 was 9.52% compared to 10.77% during 2018. The Company’s return on average assets during 2019 was 1.06% compared to 1.14% during 2018.

Net interest income for 2019 was $238,707 lower than 2018 due to a decline in the taxable equivalent net yield on interest earning assets to 3.67% in 2019 from 3.88% in 2018, offset by a $18.0 million increase in interest earning assets to $414.7 million for 2019 as compared to $396.7 million for 2018. Despite the recent Federal Reserve rate cuts, the net yield continues to decline as our cost of deposits and borrowings has increased 33 basis points to 1.15% for 2019 from 0.82% for 2018 while the yield on loans and investments has increased only 4 basis points to 4.55% for 2019 from 4.51% for 2018.

Noninterest income increased by $128,294 during 2019 when compared 2018 primarily as a result of a $125,943 increase in mortgage banking income and a $202,965 increase in bank owned life insurance income due to proceeds received from a policy, offset by a $86,491 decrease in the gain on the sale of SBA loans and a $154,800 write-down of other real estate owned (“OREO”) that was required by law due to the length of time that the OREO has been held. Noninterest expense was $543,334 higher during 2019 when compared 2018 due primarily to usual salary and benefit increases of $316,548, an increase in occupancy costs of $65,724, and an increase in other expenses of $178,849. Income taxes declined by $66,875 during 2019 when compared to 2018 due to lower income before taxes and a higher percentage of tax exempt revenue.

Net income for the three months ended December 31, 2019 was $1,060,786, or $0.36 per common share, compared to $1,136,805, or $0.39 per common share, for the same period in 2018. The decrease of $76,019 was due to a decrease in net interest income of $74,303, a decrease in noninterest income of $76,271, and an increase in noninterest expenses of $351,154, offset by a decrease in the provision for loan losses of $410,000 and a decrease in income taxes of $15,709.

Total assets increased 6% to $442 million at December 31, 2019 from $417 million at December 31, 2018. Loans increased 5% to $359 million at December 31, 2019 from $341 million at December 31, 2018. Investment in debt securities increased 25% to $56 million at December 31, 2019 from $45 million at December 31, 2018. Deposits increased 6% to $377 million at December 31, 2019 from $355 million at December 31, 2018. The book value of the common stock of Farmers and Merchants Bancshares, Inc. was $16.63 per share at December 31, 2019, compared to $15.41 per share at December 31, 2018.

James R. Bosley, Jr., President and CEO, commented “We are pleased to have such strong results during 2019 as we celebrated the Bank’s 100 year anniversary. In addition to the second highest net income in our history, we achieved solid growth in assets, loans, and deposits. As we end our 100 year celebration we would like to thank those who made it possible: our customers, shareholders, employees, and directors.”

About the Company

Farmers and Merchants Bancshares, Inc. is a financial holding company and the parent of Farmers and Merchants Bank. The Bank was chartered in Maryland in 1919, and is currently celebrating 100 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30 and Route 795 corridors from Owings Mills, Maryland to the Pennsylvania State line. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, and Westminster. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through the OTC Markets Group’s Pink Market under the symbol “FMFG”.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018
	(Unaudited)
Assets

Cash and due from banks	$6,664,307	$11,480,608
Federal funds sold and other interest-bearing deposits	2,457,045	3,137,629
Cash and cash equivalents	9,121,352	14,618,237
Certificate of deposit in other bank	100,000	100,000
Securities available for sale	36,531,774	26,591,991
Securities held to maturity	19,510,018	18,127,067
Equity security at fair value	532,321	503,827
Federal Home Loan Bank stock, at cost	376,200	575,800
Mortgage loans held for sale	242,000	573,638
Loans, less allowance for loan losses of $2,593,715 and $2,509,334	359,382,843	340,900,635
Premises and equipment	5,036,851	5,075,310
Accrued interest receivable	1,019,540	990,529
Deferred income taxes	1,036,078	1,179,454
Other real estate owned	-	210,150
Bank owned life insurance	7,145,477	7,053,354
Other assets	2,180,644	657,885
	$442,215,098	$417,157,877

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$60,659,015	$62,717,520
Interest-bearing	315,954,299	291,995,483
Total deposits	376,613,314	354,713,003
Securities sold under repurchase agreements	10,958,118	11,012,000
Federal Home Loan Bank of Atlanta advances	-	3,000,000
Accrued interest payable	346,214	311,489
Other liabilities	4,843,936	2,726,678
	392,761,582	371,763,170
Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 2,974,019 shares in 2019 and 1,682,997 shares in 2018	29,740	16,830
Additional paid-in capital	27,812,991	27,324,794
Retained earnings	21,568,161	18,621,382
Accumulated other comprehensive income	42,624	(568,299)
	49,453,516	45,394,707
	$442,215,098	$417,157,877

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$4,312,265	$4,229,789	$16,894,657	$16,401,554
Investment securities - taxable	238,075	160,302	869,457	610,951
Investment securities - tax exempt	149,030	142,474	580,384	570,529
Federal funds sold and other interest earning assets	76,964	67,326	357,840	185,299
Total interest income	4,776,334	4,599,891	18,702,338	17,768,333

Interest expense
Deposits	942,731	682,593	3,519,960	2,225,616
Securities sold under repurchase agreements	31,729	32,639	114,641	144,881
Federal Home Loan Bank advances and other borrowings	2,835	11,317	45,352	136,744
Total interest expense	977,295	726,549	3,679,953	2,507,241
Net interest income	3,799,039	3,873,342	15,022,385	15,261,092

Provision for loan losses	40,000	450,000	40,000	475,000

Net interest income after provision for loan losses	3,759,039	3,423,342	14,982,385	14,786,092

Noninterest income
Service charges on deposit accounts	168,923	174,260	663,675	670,653
Mortgage banking income	147,843	51,962	397,710	271,767
Bank owned life insurance income	42,888	40,490	364,729	161,764
Unrealized gain (loss) on equity security	(2,489)	3,919	16,232	(11,429)
Write down of other real estate owned	-	-	(210,150)	(55,350)
Gain on sale of SBA loans	-	162,201	139,535	226,026
Other fees and commissions	27,805	28,409	121,836	101,842
Total noninterest income	384,970	461,241	1,493,567	1,365,273

Noninterest expense
Salaries	1,478,611	1,301,900	5,472,609	5,194,871
Employee benefits	343,974	295,112	1,352,202	1,313,392
Occupancy	177,351	170,745	771,917	706,193
Furniture and equipment	154,272	156,377	614,543	632,330
Other	674,189	553,109	2,664,543	2,485,694
Total noninterest expense	2,828,397	2,477,243	10,875,814	10,332,480

Income before income taxes	1,315,612	1,407,340	5,600,138	5,818,885
Income taxes	254,826	270,535	1,039,334	1,106,209
Net income	$1,060,786	$1,136,805	$4,560,804	$4,712,676

Earnings per share - basic and diluted	$0.36	$0.39	$1.54	$1.61

Farmers and Merchants Bancshares, Inc.
Selected Consolidated Financial Data

	2019	2018	2017	2016	2015
	(unaudited)
OPERATING DATA

Interest income	$18,702,338	$17,768,333	$16,594,803	$15,351,497	$14,705,401
Interest expense	3,679,953	2,507,241	1,707,240	1,346,120	1,189,646
Net interest income	15,022,385	15,261,092	14,887,563	14,005,377	13,515,755
Provision for loan losses	40,000	475,000	410,000	-	-
Net interest income after provision for loan losses	14,982,385	14,786,092	14,477,563	14,005,377	13,515,755
Noninterest income	1,493,567	1,365,273	1,337,094	1,465,197	1,986,260
Noninterest expense	10,875,814	10,332,480	10,023,102	9,534,625	8,703,588
Income before income taxes	5,600,138	5,818,885	5,791,555	5,935,949	6,798,427
Income taxes	1,039,334	1,106,209	2,002,314	2,026,820	2,530,205
Net income	$4,560,804	$4,712,676	$3,789,241	$3,909,129	$4,268,222

PER SHARE DATA

Net income (Basic)	$1.54	$1.61	$1.30	$1.35	$1.49
Dividends	$0.51	$0.47	$0.43	$0.40	$0.37
Book value	$16.63	$15.41	$14.32	$13.46	$12.57

KEY RATIOS

Return on average assets	1.06%	1.14%	0.96%	1.08%	1.29%
Return on average equity	9.52%	10.77%	9.26%	10.26%	12.26%
Net yield on interest-earning assets	3.67%	3.88%	4.04%	4.21%	4.40%
Efficiency ratio	65.85%	62.15%	61.78%	61.63%	56.14%
Average equity to average assets	11.10%	10.60%	10.32%	10.56%	10.50%
Dividend payout ratio	33.12%	29.43%	33.33%	29.58%	24.52%

AT PERIOD END

Total assets	$442,215,098	$417,157,877	$402,904,469	$379,831,359	$345,309,996
Gross loans	362,494,703	343,940,842	335,595,916	298,126,919	271,263,338
Cash and cash equivalents	9,121,352	14,618,237	7,237,385	13,312,915	20,192,839
Debt securities	56,041,792	44,719,058	46,133,692	52,373,567	40,248,651
Deposits	376,613,314	354,713,003	319,796,424	302,715,136	275,964,737
Borrowings	10,958,118	14,012,000	38,768,507	36,226,159	31,490,619
Stockholders' equity	49,453,516	45,394,707	41,798,932	39,012,277	36,223,361

SELECTED AVERAGE BALANCES

Total assets	$431,595,287	$412,586,954	$396,454,271	$361,005,005	$331,522,302
Gross loans	344,793,736	343,573,784	319,825,707	284,804,975	273,626,511
Cash and cash equivalents	20,124,328	12,054,442	12,428,778	13,271,319	15,227,040
Debt securities	53,049,768	44,471,457	50,251,527	48,301,835	31,041,271
Deposits	367,570,825	339,624,630	315,159,559	284,921,811	265,634,314
Borrowings	11,975,017	26,524,352	38,627,588	36,175,989	29,363,070
Stockholders' equity	47,927,778	43,748,434	40,926,674	38,115,746	34,810,159

ASSET QUALITY

Nonperforming assets	$-	$1,209,468	$2,657,702	$1,166,889	$1,429,313

Nonperforming assets/total assets	0.00%	0.29%	0.66%	0.31%	0.41%

Allowance for loan losses/total loans	0.72%	0.73%	0.73%	0.79%	0.95%